AGREEMENT AND GENERAL RELEASE

Nuvel Holdings, Inc. (the "Company" or "NUVEL") and Jay Elliot ("Director" or "You"), hereby agree to the terms of this Agreement and General Release (this "Agreement"), as set forth below:

1. You hereby provide notice to NUVEL of your resignation from any and all positions held by you with NUVEL or any of their subsidiaries or affiliated entities, including as a consultant, director, officer or employee, effective as of July 30, 2015. In addition, you hereby acknowledge that your engagement with the Company in any capacity will be irrevocably terminated effective on close of business July 30, 2015 (the "Separation Date"). You further acknowledge that, after the Separation Date, you shall not represent yourself as being a director, officer, agent or representative of the Company for any purpose. The Separation Date shall be the termination date of your engagement for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company, except as otherwise provided herein, under the terms of the benefit plans, or as required by law.

2. In exchange for: (i) the general release in Paragraph 4 below; (ii) the other covenants, warranties and promises that You are making herein; and (iii) your compliance with this Agreement, NUVEL agrees to pay you the amount detailed in Exhibit A, attached hereto, in accordance with the compensation schedule detailed in Exhibit A. You hereby agree and acknowledge that the foregoing payment is in full discharge of any and all liabilities and obligations of the Company to you.

3. Cooperation With Transition: In consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, you hereby agree to:

(i) appoint Richard Resnick and James Mandel to the Company's Board of Directors (the "Board"), immediately prior to your resignations set forth in Section 1; and

(ii) be available to Nuvel as a consultant on an ad-hoc basis if needed to assist with any business matters that the Company's management or the Board deems necessary. Compensation for such consulting services will be paid on an hourly rate of $250.00; and

(iii) return to Nuvel all business development lists and contacts, emails or other written information involving or concerning any NUVEL research project, results or ideas (from or to any company employee, consultant or researcher), as well as any attorney communication of any kind, related to NUVEL's business, price lists, sales manuals, catalogs, binders, customer lists and other customer information, supplier lists, financial information, business plans, corporate records, working notes, work product, sales manuals, catalogs, binders and other records or documents containing any

Confidential Information prepared by you or coming into your possession by virtue of your employment by NUVEL or its subsidiary, other than personal information belonging to you, together with all copies thereof, to NUVEL; and

(iv) disclose to NUVEL prior to the Separation Date any information regarding the Company that would reasonably be viewed as relevant by the Company or its management, which has not already been disclosed by You to the Company; and

(v) disclose to the Company any information described in Section (iv) of Paragraph 3 above, on an ongoing basis starting on the Separation Date and continuing in perpetuity, regardless of the timing or method by which You become aware of such information; and

(vi) respond in a reasonably prompt fashion to requests by email or telephone for information by the Company regarding books, records, or other documents that were generated by the Company during your tenure as an officer and a director of NUVEL; and

(vii) cooperate with NUVEL in its efforts to generate new business with the parties that were contacted by you in the capacity of a director of NUVEL on or before the date of this Agreement.

You hereby acknowledge and agree that your compliance with this Paragraph 3 shall not in any way constitute or establish any engagement or employment relationship between you and the Company.

4. <u>General Release</u>:

(a) In exchange for the consideration provided for in Paragraph 2 and other valuable consideration, you, for yourself and for your heirs, executors, administrators, successors and assigns (referred to collectively as "Releasors"), forever release and discharge the Company and any and all of the Company's past and/or present affiliates, officers, directors, members, agents, employees, employee benefit plans and their fiduciaries and administrators, and all of its and their successors and assigns (referred to collectively as the "Releasees"), of and from all causes of action, suits, debts, dues, liabilities, obligations, costs, expenses, liens, damages, judgments, claims and demands of any kind whatsoever, at law or in equity, known or unknown, which Releasors ever had, now have or may have against the Releasees arising out of, by reason of, or relating in any way whatsoever to any matter, cause or thing from any time up to the Effective Date of this Agreement, as defined herein.

(b) Without limiting the generality of the foregoing, this Agreement is intended to and shall release Releasees from any and all claims, whether known or unknown, that Releasors ever had, now have or may have against any and all of the Releasees arising out of

Director's engagement with the Company, the terms and conditions of such engagement and/or the termination of such engagement, including but not limited to: (i) any claim under the Age Discrimination in Engagement Act and/or Older Workers Benefit Protection Act, both as amended; (ii) any claim under the Director Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) any claim under Title VII of the Civil Rights Act of 1964, as amended; (iv) any claim under the Americans with Disabilities Act and the Family and Medical Leave Act of 1993, both as amended; (v) any other claim of discrimination, harassment or retaliation in engagement (whether based on federal, state or local law, statutory or decisional); (vii) any claim sounding in tort or contract (express or implied); and (viii) any claim for attorneys' fees, costs, disbursements and/or the like. Nothing herein, however, shall constitute a waiver of claims for accrued, vested benefits, if any, under any employee benefit plan of the Company (including without limitation the Company's stock option plan) in accordance with the terms of such plans and applicable law.

(c) By virtue of the foregoing, you agree that you have waived any damages and other relief available to you (including, without limitation, monetary damages, equitable relief and reinstatement) with respect to any claim or cause of action released in this Paragraph 4. Therefore, you agree and covenant not to file any suit, charge or complaint against Releasees in any court or administrative agency, with regard to any claim, demand, liability or obligation arising out of your engagement with the Company or separation therefrom. You further represent that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to your engagement by the Company. Nothing in this Agreement shall be construed to prohibit you from filing a charge with or participating in any investigation or proceeding conducted by the United States Equal Employment Opportunity Commission or a comparable state or local agency. Further, nothing in this Agreement shall be construed to prohibit you from challenging this Agreement pursuant to the Older Workers' Benefit Protection Act.

(d) In giving the releases set forth in this Paragraph 4, which includes claims that may be unknown at present, each party acknowledges that it/he has read and understands Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Notwithstanding the provisions of Section 1542 of the California Civil Code, each party expressly waives and relinquishes all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to its release of any unknown or unsuspected claims that such party may have against the other. The parties acknowledge and agree that the inclusion of a release of "unknown" claims in this Paragraph 4 was separately bargained for and was a key element of this Agreement. Each Party represents and warrants to the other that it is the current legal and beneficial owner of all claims released herein by such Party hereby and has not assigned, pledged or contracted to assign or pledge any such released claim to any other person or entity.

5. iMedgo Licensing of Technology. The Company hereby agrees to grant to iMedgo, Inc., a company located in Los Gatos, California ("iMedgo" or the "Licensee"), a non-exclusive, non-transferrable license to use the vSOS software platform owned solely by the

Company (the "Software") until such a date as iMedgo is dissolved, liquidated, or becomes subject to a voluntary or involuntary bankruptcy (the "License").

a. The fee for the License will be $1.00 per year to be paid to the Company by the Licensee on the first day of each calendar year that the Licensee is still in existence in its current form.

b. Licensee may use the Software for its own use; Licensee shall not, however, assign, transfer or sublicense the Software to any third party, in whole or in part, in any form, whether modified or unmodified.

c. Licensee may make copies of the Software in executable code form as necessary for use by Licensee and for backup or archive purposes; however in no event shall the Licensee share any such copies with any third parties for any purpose. Licensee further agrees to maintain records of the location and use of each copy, in whole or in part, of the Software and agrees to provide such records to the Company upon written request within ten (10) days of such written request.

d. The original and any copies of the Software, made by Licensee, including translations, compilations, partial copies, modifications, and updates, are the property of the Company.

e. Licensee recognizes that the Company regards the Software as its proprietary information and as confidential trade secret of great value. Licensee agrees not to provide or to otherwise make available in any form the Software, or any portion thereof, to any person other than employees of Licensee without the prior written consent of the Company. Licensee further agrees to treat the Software with at least the same degree of care with which Licensee treats its own confidential information and in no event with less care than is reasonably required to protect the confidentiality of the Software.

f. The Company is not under any obligation to Licensee to provide any maintenance or support with regard to the Software.

g. The Company reserves the right to terminate the License immediately at any time if Licensee breaches any of the terms of this Paragraph 5.

h. THE COMPANY PROVIDES NO WARRANTIES AS TO THE FUNCTION OR USE OF THE SOFTWARE, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND

PERFORMANCE OF THE SOFTWARE IS WITH LICENSEE. THE COMPANY DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET LICENSEE'S REQUIREMENTS OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE.

6. Confidentiality of Agreement: You agree that you have not and will not disclose to any other person or entity the terms and conditions of this Agreement without the prior written consent of the Company, except: (a) as may be required pursuant to a valid subpoena, at the request of a government agency in connection with any investigation it is conducting or as otherwise required by applicable law; and (b) to your spouse, financial advisor(s) and/or your attorney, provided that you first inform them of the confidentiality of this Agreement and they agree to maintain its confidentiality. Further, you acknowledge that disclosures will be made by the Company regarding this Agreement as required by applicable law.

7. Non-Disparagement: You agree that you have not and will not in any way disparage the Releasees or make or solicit any comments, statements or the like that may be considered derogatory or detrimental to the good name or reputation of the Releasees. Notwithstanding the foregoing, nothing in this Agreement shall be construed as requiring that you provide false information to any governmental body.

8. Return of Company Property: You represent that you do not have in your possession or custody, and have not failed to return to the Company all property belonging to the Company, including but not limited to Company-issued credit cards, computers, cell phones, keys, card access to buildings and office floors, internal policies and other confidential business information and documents.

9. Termination of Employment and Consulting Agreements: The employment agreement dated December 12, 2011, between you and the Company and the consulting agreement dated March 1, 2014 between you and the Company are hereby both terminated and no additional payment or benefit shall be due or payable to you under the either of the agreements.

10. Cooperation with Investigations: In exchange for the payment set forth in Paragraph 2, you agree to cooperate with the Company and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which Director was involved during Director's engagement with the Company or of which Director has knowledge.

11. Material Breach: Director agrees and understands that any action by Director in violation of Paragraph 3, 4, 5, 6, 7, 8 and/or 10 of this Agreement shall be a material breach of this Agreement and, in response; the Company may seek any and all relief that may be available to it in a court of competent jurisdiction.

12. New Business. The Company agrees to pay Director a five (5%) percent commission on any "New Business" as defined hereinafter that is introduced by Director (the "Commission"). "New Business" shall be defined as revenue received by the Company resulting from a formally executed agreement that is directly attributable to an introduction made by Director and is entered into with a party introduced by Director. Director further acknowledges and agrees that no payments of the Commission will include any compensation related to any purchase or sale of any securities.

13. Extension of Health Benefits. The Company hereby agrees to provide and continue to provide the Director his current health benefits for ninety (90) days beginning from the Separation Date.

14. Severability: If any court of competent jurisdiction determines that any provision of this Agreement is illegal, void, or unenforceable for any reason, the parties hereto agree that such provision shall be of no force or effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement. Further, to the extent any provision of this Agreement is deemed to be overbroad or unenforceable as written, such provision shall be given the maximum effect permissible under law.

15. Entire Agreement: This Agreement states the entire understanding between the parties hereto with respect to the subject matter hereof, supersedes any and all prior agreements and understandings (whether oral or written) with respect to the subject matter hereof, and may not be changed or modified except by a written agreement signed by both of the parties hereto after the Effective Date of this Agreement. Director represents and agrees that, in signing this Agreement, he is not relying on any promises or representations not contained in this Agreement and acknowledges that he is not entitled to any other compensation or benefits from the Company except as otherwise expressly provided for herein.

16. Governing Law and Jurisdiction: Except as preempted by federal law, this Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to conflict of law rules. Additionally, any action to enforce the terms of this Agreement shall be commenced in New York, New York. Both parties consent to personal jurisdiction in federal and state courts in New York, New York.

17. Binding Agreement: This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

18. Acknowledgment: You acknowledge that you: (a) have carefully read this Agreement in its entirety; (b) have had an opportunity to consider the terms of this Agreement for at least twenty-one (21) days; (c) are hereby advised by the Company in writing to consult with an attorney of your choice before signing this Agreement; (d) fully understand the significance of all of the terms and conditions of this Agreement and have discussed them with an attorney of your choice, or have had a reasonable opportunity to do so; and (e) are signing this

Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

19. Effective Date: You may accept this Agreement by signing it before a notary public and delivering it to Ofsink, LLC, 230 Park Avenue, Suite 851, New York, New York 10169, on or before the twenty-first (21st) day after receiving it. This Agreement will not be effective or accepted if signed by you prior to your Separation Date. As required by law, after signing this Agreement, you shall have seven (7) days (the "Revocation Period") to revoke your decision by delivering to Darren L. Ofsink at the above address a written notice of your desire to revoke the Agreement by no later than the last day of the Revocation Period. If the last day of the Revocation Period falls on a Saturday, Sunday or legal holiday, the last day of the Revocation Period will be deemed to be the next business day. This Agreement shall become effective automatically upon the expiration of the Revocation Period if you do not revoke it (the "Effective Date"). In the event that you do not accept this Agreement as set forth above, or in the event that you revoke this Agreement in the manner set forth above, the terms of this Agreement shall immediately become null and void and the Company will have no obligation to provide the payments and benefits set forth in Paragraph 2.

[Signature Page Follows]

[Signature Page to the Agreement and General Release]

Jay Elliot 7/30/2015

Date

STATE OF __________)

: ss.: PLEASE SEE ATTACHED CALIFORNIA NOTARY FORM

COUNTY OF _________)

On this _______ day of _____________, 2015, before me, a Notary Public of the State of __________________________, personally appeared __________________, to me known and known to me to be the person described and who executed the Agreement and did then and there acknowledged to me that he voluntarily executed the same.

____

Notary Public

NUVEL HOLDINGS, INC.

By:________________________

Name: Richard Resnick

Title: Acting Chief Executive Officer

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of Santa Clara)

On July 30, 2015 (Date) before me, Michelle Antonowicz, Notary Public (Here Insert Name and Title of the Officer)

personally appeared Jay Elliot

Name(~~s~~) of Signer(~~s~~)

who proved to me on the basis of satisfactory evidence to be the person(~~s~~) whose name(~~s~~) is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(~~ies~~), and that by his/~~her/their~~ signature(~~s~~) on the instrument the person(~~s~~), or the entity upon behalf of which the person(~~s~~) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

MICHELLE ANTONOWICZ
Commission # 2023326
Notary Public - California
Santa Clara County
My Comm. Expires Jun 1, 2017

Signature: Michelle Antonowicz
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: Agreement & general Release Document Date: July 30, 2015
Number of Pages: 8 Signer(s) Other Than Named Above: N/A

Capacity(ies) Claimed by Signer(s)

Signer's Name: Jay Elliot
☐ Corporate Officer — Title(s):
☐ Partner — ☐ Limited ☐ General
☒ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other:
Signer Is Representing:

Signer's Name:
☐ Corporate Officer — Title(s):
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other:
Signer Is Representing:

EXHIBIT A

Compensation Amount

The total compensation pursuant to Paragraph 2 of this Agreement is $73,012.86 (the "Compensation Amount").

Compensation Schedule

The Compensation Amount shall be paid as follows:

a. The first payment of 50% of the Compensation Amount shall be due on the Separation Date, as defined in the Agreement.

b. The second payment of 25% of the Compensation Amount shall be due July 8, 2015.

c. The third payment of 25% of the Compensation Amount shall be due August 8, 2015.